SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

                           FORM 8 - K

                         CURRENT REPORT


Pursuant to Section 13 or 15 (d) of the Securities Exchange Act
Of 1934.

Date of Report (Date of earliest event reported):August 31, 2001


                   Alfa International Corp.
  (Exact name of registrant as specified in its charter)


     New Jersey                   0-17264            22-2216835
-----------------              -------------      --------------
(State or other                (Commission        (IRS Employer
jurisdiction of                 File Number)      Identification
incorporation)                                     Number)



     107 Industrial Drive, Jersey City, NJ              07305
    ----------------------------------------          ---------
    (Address of principal executive offices)         (Zip Code)




Registrant's telephone number, including area code 201-332-2200
                                                  --------------








Item 2.  Acquisition or Disposition of Assets

     Alfa International Corp. (the Registrant"), acquired Contact Sports, Inc., a New Jersey corporation ("CSI") as a wholly owned subsidiary as of August 31, 2001,. CSI was merged (the "Merger") with and into Contact Sports, Inc., a New York corporation and a wholly owned subsidiary of the Registrant ("Contact"). The transaction closed on September 24, 2001.

     CSI was a privately-held company engaged in the business of designing, manufacturing and marketing a unique brand of fashion-forward sports apparel. "Contact Sports" is a trademark of Contact which was acquired in the Merger and the mark is currently in its final stages of approval by the U.S. Patent & Trademark office. Contact designs and markets a full line of athletic apparel, including shorts, shirts, sweat-suits, tee shirts, jackets etc. for basketball and other sports and sells its products to specialty retail stores and department stores nationwide.

     In connection with the Merger, the Registrant will issue 550,000 shares of its $.01 par value common stock ("Common Stock") to the shareholders of CSI in exchange for all of the outstanding capital stock of CSI. Additionally the Registrant will issue 100,000 shares of its Common Stock to certain of the CSI shareholders as compensation under the consulting and non-compete agreements they executed with Contact pursuant to the Merger.

     Pursuant to the terms of a five year Employment Agreement dated as of September 1, 2001 between Contact and Mr. Kye Giscombe, Mr. Giscombe has agreed to serve as Contact's president and as a Director of the Registrant and the Registrant will issue 200,000 shares of its Common Stock to Mr. Giscombe. Mr. Giscomb attended the Fashion Institute of Technology in New York and was CSI's founder, majority shareholder and principal designer.

     Additionally, under a stock grant approved by the Board of Directors, the Registrant issued 200,000 shares of its Common
Stock to its Vice-President, Charles P. Kuczynski.

     Mr. Kuczynski is an executive officer, one of the three members of the Board of Directors and a shareholder of the Registrant. The terms of the Merger are more fully described in the Agreement and Plan of Merger dated as of August 31, 2001 by and among the Registrant, CSI and Contact, a copy of which is attached hereto.


Item 7.  Financial Statements and Exhibits

     (a) and (b).   The financial statements and reports called
for by paragraph (a) and (b) of this Item will be filed within sixty (60) days of the effective date of the Merger in accordance with the published rules of the Commission.

     (c) A copy of the Agreement and Plan of Merger, dated as of August 31, 2001 by and among the Registrant, CSI and Contact, is attached hereto as Exhibit A.




                           SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  September 26, 2001


                              ALFA International Corp.
                                   (Registrant)






                              BY: /s/ Frank J. Drohan
                                 ---------------------
                                   Frank J. Drohan,
                                   Chairman of the Board,
                                   President and Chief
                                   Executive Officer